Commission File No. 000-31441

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]Preliminary Information Statement

[   ]Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ]Definitive Information Statement

Fearless Films, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[   ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)Title of each class of securities to which transaction applies:     n/a

(2)Aggregate number of securities to which transaction applies:    n/a

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act

Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):    n/a.

(4)Proposed maximum aggregate value of transaction:    n/a

(5)Total fee paid:  -0-

[   ]Fee paid previously with preliminary materials.

[   ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date filed:

Fearless Films, Inc.

467 Edgeley Blvd., Unit 2

Concord, Ontario L4K 4E9 Canada

NOTICE OF ACTIONS TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that stockholders representing approximately 69.1% of our Common Stock voting power, have approved by written consent the proposal to effect a reverse stock split of our issued and outstanding Common Stock on a one (1) share for ten (10) shares basis.

On October 26, 2020, our Board of Directors unanimously approved the above proposals to effect a reverse stock split and to appropriately amend our Articles of Incorporation to reflect the change. Also, the holder of 1,000,000 shares of our Series “A” Convertible Preferred Stock, which carry voting rights equal to 100,000,000 shares of Common Stock, and holders of 192,406,828 shares of our issued and outstanding Common Stock, consented in writing to effect the one share for ten shares reverse stock split. The written consents aggregating 292,406,828 shares of Common Stock, or approximately 69.1% of the Common Stock voting power, are sufficient under Nevada law to approve the reverse stock split and to file a Certificate of Amendment to our Articles of Incorporation reflecting the action.

The attached Information Statement is furnished by the Fearless Films Board of Directors, a Nevada corporation (“Fearless Films”, the “Company,” “we” or “us”). The Company is a public company registered with the Securities and Exchange Commission (the “SEC”). This Information Statement has been filed with the SEC and is being furnished, pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify stockholders of actions we are taking pursuant to written consents representing a majority of the voting power of our Common Stock, in lieu of a meeting of stockholders.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE STOCKHOLDERS IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you. The accompanying Information Statement is being furnished only to inform stockholders of actions taken by written consent described above before they takes effect in accordance with Rule 14c-2, promulgated under the Exchange Act. This Information Statement is first being mailed to you on or about November    , 2020 and we anticipate the effective date of the reverse stock split to be November 30, 2020, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes (“NRS”).

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER THAT IS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

The accompanying Information Statement is solely for information purposes only and does not require or request you to do anything. You are encouraged to carefully read the accompanying Information Statement, including exhibits, for further information regarding the stock split.

November , 2020	By Order of the Board of Directors,

/s/ Victor Altomare

Victor Altomare
Acting President

Fearless Films, Inc.

467 Edgeley Blvd., Unit 2

Concord, Ontario L4K 4E9 Canada

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C THEREUNDER

This Information Statement is being mailed to all record and beneficial owners of the Common Stock, par value $0.001 per share, and Series “A” Preferred Stock, par value $0.001 per share, of Fearless Films, Inc., a Nevada corporation (“Fearless Films” or the “Company”). The mailing date is on or about November   , 2020. This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to inform stockholders of actions we are taking pursuant to written consents representing a majority of the voting power of our Common Stock. in lieu of a meeting of stockholders. The actions will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders. Accordingly, this Information Statement is being sent to you for informational purposes only.

On October 26, 2020, the record date for determining the identity of stockholders who are entitled to receive this Information Statement (the “Record Date”), we had 322,944,835 shares of Common Stock issued and outstanding, and 1,000,000 shares of Series “A” Convertible Preferred Stock (the “Preferred Stock”), which carry Common Stock voting rights of 100 votes for each share of Preferred Stock. The Preferred Stock voting rights equal 100,000,000 shares of Common Stock voting power. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On October 26, 2020, our Board of Directors approved a resolution to effect a reverse split of our outstanding Common Stock on a one (1) share for ten (10) shares basis, and to file such related reports and notifications as required. No other corporate actions to be taken by written consent were considered by the board. On the Record Date of October 26, 2020, stockholders beneficially holding 192,406,828 shares of Common Stock and 1,000,000 shares of Preferred Stock (representing the voting power of 100,000,000 shares of Common Stock), which equals an aggregate of 292,406,828 shares of Common Stock voting power, or approximately 69.1% of the voting power of our outstanding voting securities, executed and delivered to the Board of Directors written consents approving the reverse split. Because the reverse split was approved by the written consent of stockholders holding a majority of our outstanding Common Stock voting power, no proxies are being solicited with this Information Statement.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of the actions being taken. In addition, pursuant to Nevada law, the actions to be taken by majority written consent in lieu of a special stockholder meeting does not create appraisal or dissenters’ rights.

Our Board of Directors determined to pursue stockholder action by majority written consent of those shares entitled to vote, to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above, and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports we file with the SEC may contain "forward-looking statements." Any statements contained herein, other than statements of historical fact, may be deemed "forward-looking statements" including management’s current expectations, estimations, projections, or any statement of assumptions underlying the foregoing. These statements may contain words such as "expects," "anticipates," "plans," "believes," "projects," and words of similar meaning. These statements may relate to our future business or financial performance.

Forward-looking statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control. Actual results may differ materially depending on a variety of important factors, including factors discussed herein and set forth in reports and other documents that we file from time-to-time with the SEC.

QUESTIONS AND ANSWERS

Q:  Why did I receive this Information Statement?

A:  Stockholders owning a majority of our outstanding Common Stock voting power took actions by written consent in lieu of a stockholders’ meeting. Federal securities laws require that our other stockholders receive this Information Statement before the actions can become effective.

Q:  What actions did the stockholders take?

A:  The stockholders executed written consents on October 26, 2020 approving the proposal that we effect a reverse stock split of our issued and outstanding shares of Common Stock on a one (1) share for ten (10) shares basis. Pursuant to SEC rules and regulations, these actions require notification to all of our stockholders.

Q:  What action do I need to take as a stockholder?

A:  You are not required to take any action. The actions approved by written consent can take effect after 20 days from the date of mailing this Information Statement. Following the reverse split, your present share certificates will be valid and deemed to represent 1/10 of the shares of post-split Fearless Films Common Stock. New certificates representing post-split Common Stock will be issued in due course as old share certificates are tendered to our transfer agent for exchange or transfer.

Q:  Am I entitled to appraisal rights?

A:  No. You are not entitled to appraisal rights in accordance with Nevada law in connection with the reverse stock split action taken by written consent.

Q:  Will I recognize a gain or loss for U.S. federal income tax purposes as a result of the reverse stock split?

A:  You should not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse stock split. Stockholders should consult their own tax experts or consultants for tax advice.

Q:  Where can I find more information about Fearless Films, Inc.?

A:  As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our Company. You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549, and on its Internet site at http://www.sec.gov.

Q:  Who can help answer my questions?

A:  If you have questions about the Company after reading this Information Statement, please contact us in writing at our principal executive offices at 467 Edgeley Blvd., Unit 2, Concord, Ontario L4K 4E9 Canada, or by telephone at (888) 928-0184.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of the Record Date of the consent by the majority stockholders, we had issued and outstanding 322,944,835 shares of Common Stock and 1,000,000 shares of Preferred Stock. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders, and each share of Preferred Stock has Common Stock voting power of 100 votes per Preferred share.

On October 26, 2020, stockholders representing 192,406,828 shares of Common Stock and 1,000,000 shares of Preferred Stock (representing 100,000,000 shares of Common Stock voting power), which aggregate 292,406,828 shares of Common Stock voting power (69.1% of the total voting power), executed and delivered to the Board of Directors written consents approving the reverse stock split. Because the actions were approved by stockholders owning a majority of our outstanding Common Stock voting power, no proxies are being solicited with this Information Statement. No consideration was paid for the consents.

Nevada corporate law NRS 78.320 provides in substance that unless a company’s Articles of Incorporation provide otherwise, any action required or permitted to be taken at a meeting of the stockholders, may be taken without a meeting if written consents thereto are signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Additionally, in no instance where action is authorized by written consent, need a meeting of stockholders be called or notice given.

REVERSE STOCK SPLIT

Our Board of Directors and stockholders holding a majority of our outstanding voting power have approved the one share for ten shares reverse split of our issued and outstanding Common Stock. The effective date of the split will be established by our board, which we anticpate will be on or about November 30, 2020, or as soon as practical thereafter. Following the reverse split, all Common Stockholders will retain the same equal rights, privileges with respect to voting, liquidation and dividend rights.

Upon the effectiveness of the split, each share of our issued and outstanding Common Stock will be reverse split on a one share for ten shares basis. No fractional shares will be issued in connection with the reverse split. Stockholders who would otherwise be entitled to receive fractional shares, because they hold a number of shares of Common Stock that is not evenly divided by the split ratio, will have the number of new shares to which they are entitled rounded up to the next whole number of shares. No stockholders will receive cash in lieu of fractional shares.

Amendment to Articles of Incorporation

In connection with the reverse stock split, we are filing with the State of Nevada an amendment to our Articles of Incorporation to reflect the split, a copy of which is annexed hereto as Appendix 1. Our current authorized capitalization will remain unchanged at 500 million shares of Common Stock with a par value of $0.001, and 20,000,000 shares of preferred stock with a par value of $0.001 per share. Only shares of the Company’s outstanding Common Stock will be subject to the reverse stock split.

Under applicable Nevada law, we are permitted to take an action without a meeting of stockholders if we obtain the written consent specifying the action from stockholders holding at least a majority of the voting power of our Common Stock. Thus, the reverse stock split and amendment to our Articles of Incorporation have been approved as follows:

(a)The Board of Directors adopted a resolution setting forth the proposed one share for ten shares reverse stock split and filing with the State of Nevada an amendment to our Articles of Incorporation setting forth the action; and

(b)The proposal was approved by the written consent of stockholders holding a majority of the voting power of our Common Stock.

The amendment to our Articles of Incorporation will reflect that our outstanding shares have been reverse split, but that our capitalization will be unchanged. Upon the effectiveness of the split, each share of our issued and outstanding Common Stock will be reverse split on a one share for ten shares basis. No fractional shares will be issued in connection with the reverse split.

Effect of the reverse stock split

Split shares issued in connection with the reverse stock split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the reverse split. The reverse split will decrease the number of outstanding common shares, but will no affect any stockholder's proportionate interest in our Company, except for possible minor differences resulting from the rounding up of fractional shares. The par value of our Common Stock will remain unchanged. While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse stock split will not affect our total stockholders' equity. All share and per share information included in our financial statements will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

Our Common Stock is currently quoted on the OTC Pink market. Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, there can be no assurance that our Common Stock will trade at a multiple of our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization would be much greater than would be the case in the absence of the reverse split.

Furthermore, the possibility exists that the reduction in the number of outstanding shares will adversely affect the trading market for our Common Stock by reducing the relative level of liquidity. In addition, the reverse stock split could increase the number of stockholders who own odd lots, or less than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve positive results.

As a result of the reverse stock split, we will have issued and outstanding approximately 32,294,483 shares of Common Stock, without giving effect to the rounding up of fractional shares. Taking into account the projected shares outstanding after the reverse stock split is effected, we will retain corporate authority to issue in the future up to approximately 467,705,517addional shares of authorized, but unissued Common Stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our Board of Directors. The authorized and unissued shares may be issued for cash, to acquire additional property, assets or another business, or for any other purpose that is deemed in the best interests of our Company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute net tangible book value. We have no immediate, definitive plans, proposals or arrangements, written or otherwise, to use these authorized and unissued shares of Common Stock following the the reverse stock split.

Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management. This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over the then current market price, or benefit stockholders in some other manner. Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of Common Stock give the Company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the Company stock and to expend additional resources to accomplish a takeover. The reverse stock split is not part of a plan by management to affect the ability of third parties to take over or change control of the Company, nor are we currently contemplating any such anti-takeover plan.

We will not become a private company because of the reverse split, we expect that our Common Stock will continue to be quoted on the OTC Pink market as a fully reporting company and we plan to continue to file periodic and other reports with the SEC under the Exchange Act.

Following the reverse stock split, the share certificates you now hold will continue to be valid. In the future, new share certificates will be issued reflecting the stock split, but this in no way will effect the validity of your current share certificates. The reverse split will occur on the effective date without any further action on the part of our stockholders. After the effective date of the reverse split, each share certificate representing shares of pre-split Common Stock will be deemed to represent 1/10th shares of post-split Common Stock. Certificates representing post-split Common Stock will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent: TranShare Securities Transfer and Registrar, 2849 Executive Drive, Suite 200, Clearwater, Florida 33762. We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing post-split shares that are issued in exchange for old pre-split certificates representing restricted shares, will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new post-split shares, the period during which a stockholder has held their existing pre-split shares will be included in the total holding period.

Accounting Matters

The par value per share of the Common Stock will remain unchanged after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on the balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Other Effects on Outstanding Shares

When the reverse stock split is implemented, the rights and preferences of the outstanding shares of Common Stock (post-split) will remain the same as pre-split shares. Each share of Common Stock issued pursuant to the reverse stock split will be fully paid and non-assessable. The reverse stock split could result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

 No Appraisal Rights

Under Nevada law, stockholders are not entitled to appraisal rights with respect to the proposed reverse stock split and amendment to our Articles of Incorporation.

United States Federal Income Tax Consequences of the reverse stock split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split to a stockholder (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). This summary is not intended to be a complete discussion of all possible U.S. federal income tax consequences of the reverse stock split and is included for general information purposes only. Further, it does not address any state, local or foreign income or other tax consequences. For example, state and local tax consequences of the reverse stock split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities.

This discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares held by a U.S. stockholder prior to the reverse stock split (“Old Shares”) were, and the shares owned by such stockholder immediately after the reverse stock split (“New Shares”) will be, held as “capital assets,” as defined in the Code, generally property held for investment. Tax treatment of any stockholder may vary depending upon the particular facts and circumstances of such stockholder. The discussion regarding U.S. federal income tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the reverse stock split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis and holding period of the New Shares received in the reverse stock split should be the same as such stockholder’s aggregate tax basis and holding period in the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times.

We strongly recommend that Common Stockholders consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

AMENDMENT TO ARTICLES OF INCORPORATION

In connection with the reverse stock split, we are filing with the State of Nevada an amendment to our Articles of Incorporation to reflect the split. Our authorized capitalization will remain 500,000,000 shares of Common Stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 26, 2020, to the best of our knowledge, with respect to each person believed to be the beneficial owner of more than 5% of our outstanding Common Stock, each director and executive officer and by all directors and executive officers as a group. For purposes of disclosure, a person is deemed to be the beneficial owner of any shares of Common Stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report. "Voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Directors and Officers

Robert Davi	200	0.00%
Eugene Gelsomino	127,500	0.04%
Gjoran Kalezic	700,000	0.22%
Victor Altomare (3)(4)	201,979,328	60.66%
All directors and officers as a group (4 persons)	202,807,028	62.80%

Other Beneficial Owners

Jasbir Gill	30,287,925	9.10%
Domenic DeMaria	30,959,752	9.30%

(1)	Unless otherwise indicated, the address for each person listed above is c/o Fearless Films, Inc., 467 Edgeley Blvd., Unit 2, Concord, ONT L4K 4E9 Canada.
(2)	Unless otherwise indicated, we have been advised that each person named above is the beneficially owner and has voting power over the shares indicated.
(3)

Percentage ownership is based on 322,944,835 shares of Common Stock outstanding as of October 26, 2020 for each person, except that Mr. Altomare’s holdings and percentage includes 10,000,000 shares of Common Stock issuable upon conversion of his 1,000,000 shares of Series "A" Preferred Stock. Each share of Preferred Stock is convertible into ten shares of Common Stock. The number of shares and percentage indicate for Mr. Altomare do not take into consideration the Preferred Stock super voting rights entitling each Preferred share to 100 votes of Common Stock.

(4)

The share amount and percentage for Mr. Altomare, but not for any other person, includes 10,000,000 shares of Common Stock that are issuable upon conversion of his 1,000,000 shares of Series "A" Preferred Stock, but cannot be voted unless the Preferred Stock is converted. Taking into consideration the super voting of the Preferred Stock, he has an additional 100,000,000 shares of Common Stock voting power, which gives him approximately 69.03% (291,979,328 shares) of the total Common Stock voting power on any issue subject to a vote of Common stockholders.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our Company. You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549, and on its Internet site at http://www.sec.gov.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above action to effect the reverse stock split will not be effective until a date at least twenty (20) days after the date on which the definitive Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated hereby will be effected on or about the close of business on November 30, 2020, or as soon as practical thereafter.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on October 26, 2020, as the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about November __, 2020 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

November __, 2020	By: /s/ VICTOR ALTOMARE
Victor Altomare
Acting President

Appendix 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Fearless Films, Inc. Entity or Nevada Business Identification Number (NVID): C18417-2000
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 69.1%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

8

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) See Attachment No. 1 for amendment to Article Fourth (attach additional page(s) if necessary)
6. Signature: (Required)	X ______________________ Secretary Signature of Officer or Authorized Signer Title X ______________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

Certificate of Amendment

For

Fearless Films, Inc.

ATTACHMENT  NO.1

Item 3  (Continued)

Article FOURTH is amended as follows:

"Shares:  The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Five Hundred and Twenty Million (520,000,000) shares, comprised of Five Hundred Million (500,000,000) shares of Common Stock, par value $0.001 per share, and Twenty Million (20,000,000) shares of Preferred Stock, par value $0,001 per share.

On October 26, 2020, the Corporation's Board of Directors, acting by unanimous written consent, and the holders of at least a majority of the Corporation's outstanding Common Stock voting power acting by written consent, in accordance with the Nevada Revised Statutes, duly adopted resolutions authorizing a one (1) share for ten (10) shares reverse stock split of the issued and outstanding Common Stock, whereby every ten (10) issued and outstanding shares shall automatically and without any action on the part of the holder thereof be combined into one (1) fully paid and nonassessable share of Common Stock, par value remains at $0.001. Any fractional shares resulting from the reverse split will be automatically rounded up to the next higher whole share amount. The effective date of the reverse stock split will be the later of November 30, 2020 or the date when the split is cleared by FINRA."